SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2008

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on July 10, 2008 EXACT Sciences Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) advising that for the prior 10 consecutive trading days, the Company’s market value of listed securities was below the minimum $50,000,000 requirement for continued inclusion on The NASDAQ Global Market under Marketplace Rule 4450(b)(1)(A) (the “Rule”).  NASDAQ stated in its letter that the Company had been provided 30 calendar days, or until August 11, 2008, to regain compliance with the Rule.  On August 12, 2008, the Company received a letter from NASDAQ advising that the Company had not regained compliance with the Rule by August 11, 2008 and, as a result, the Company’s common stock would be subject to delisting from The NASDAQ Global Market.  NASDAQ stated that trading in the Company’s common stock would be suspended on the NASDAQ Global Market at the opening of business on August 21, 2008 unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).  The Company intends to request a hearing before the Panel, which will stay the delisting of the Company’s common stock pending the issuance of a decision by the Panel following the hearing.

The Company’s press release dated August 13, 2008, with respect to the notification from NASDAQ described above, is attached to this Report on Form 8-K as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1                           Press Release issued by the registrant on August 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

August 13, 2008	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on August 13, 2008.